EXHIBIT 4.96

Execution Version

ALTALINK INVESTMENTS, L.P.

CAPITAL MARKETS PLATFORM

THIRD SUPPLEMENTAL INDENTURE

Dated as of December 15, 2010

ALTALINK INVESTMENTS, L.P.

SENIOR PLEDGED BOND, SERIES 2

CAPITAL MARKETS PLATFORM

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture is made as of the 15th day of December, 2010

BETWEEN:

ALT ALINK INVESTMENT MANAGEMENT LTD., as general partner of Altalink Investments, L.P. a limited partnership created pursuant to the laws of the Province of Alberta,

(hereinafter called the "Issuer")

-and-

ALT ALINK INVESTMENT MANAGEMENT LTD., a company incorporated under the laws of the Province of Alberta,

(hereinafter called the "General Partner")

- and-

BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada

(hereinafter called the "Trustee")

WHEREAS by a Master Trust Indenture dated as of November 21, 2005 among the Issuer, the General Partner and the Trustee (as supplemented from time to time, the "Master Indenture"), provision was made for the issuance of Bonds in one or more Series, unlimited as to aggregate principal amount but issuable only upon the terms and subject to the conditions therein provided;

AND WHEREAS the Issuer, The Toronto-Dominion Bank (the "Former Agent') and the lenders party thereto are party to that Amended and Restated Credit Agreement dated December 16, 2009 (such agreement, as amended by a first amending agreement dated as of December 23, 2009, the "Existing Credit Agreement').

AND WHEREAS pursuant to a second supplemental indenture dated June 28, 2006 (the "Second Supplemental Indenture") under the Master Trust Indenture a Senior Pledged Bond, Series 1 was issued in respect of the obligations owing under the Existing Credit Agreement.

AND WHEREAS the Issuer wishes to amend and restate the Existing Credit Agreement pursuant to the Credit Agreement (as defined below) between the Issuer, Royal Bank of Canada, as the Agent and the Lenders party thereto, in order to, inter alia, increase the maximum principal amount of the credit facility thereunder and replace the Existing Agent with the Agent.

AND WHEREAS in respect of the Credit Agreement the Issuer wishes to create and issue under the Master Indenture and a Third Supplemental Indenture a Senior Pledged Bond, Series 2 (the "Senior Pledged Bond, Series 2") in the principal amount of Three Hundred Fifty Million Dollars ($350,000,000) in lawful money of Canada;

AND WHEREAS this Supplemental Indenture is executed pursuant to all necessary authorizations and resolutions of the Issuer to authorize the creation, issuance and delivery of the Senior Pledged Bond, Series 2 and to establish the terms, provisions and conditions of the Senior Pledged Bond, Series 2;

AND WHEREAS this Supplemental Indenture is hereinafter sometimes referred to as the "Third Supplemental Indenture";

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Issuer and not by the Trustee;

NOW THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSES that in consideration of the premises, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE l
INTERPRETATION

1.1    Interpretation:

This Third Supplemental Indenture is supplemental to the Master Indenture and shall be read in conjunction therewith. Except only insofar as the Master Indenture may be inconsistent with the express provisions of this Third Supplemental Indenture, in which case, subject only to section 2.8 of the Master Indenture, the terms of this Third Supplemental Indenture shall govern and supersede those contained in the Master Indenture only to the extent of such inconsistency, this Third Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Master Indenture and 'this Third Supplemental Indenture were contained in one instrument The expressions used in this Third Supplemental Indenture and the Senior Pledged Bond, Series 2 shall, except as otherwise provided herein, have the respective meaning ascribed to such expressions in the Master indenture.

1.2    Definitions

In this Third Supplemental Indenture, the following terms shall have the following meanings, respectively:

"Agent" means Royal Bank of Canada as agent for itself, and the other lenders under the
Credit Agreement, together with its successors and permitted assigns; and ·

"Credit Agreement" means, the amended and restated credit agreement dated as of the date hereof among the Issuer, the General Partner, the Agent, as agent of the lenders. and as lender and all other lenders which become parties to the credit agreement as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

ARTICLE 2
TERMS OF SENIOR PLEDGED BOND, SERIES 2

2.1    Terms of Senior Pledged Bond, Series 2

The Issuer hereby creates and issues a Bond under the Master Indenture to be designated as the Senior Pledged Bond, Series 2 in the principal amount of Three Hundred and Fifty Million Dollars ($350,000,000) in lawful money of Canada. The Senior Pledged Bond, Series 2 shall be dated as of the date of authentication and delivery thereof (the "date of issue") as determined by Written Order of the Issuer to the Trustee and shall be payable as to principal, interest thereon and premium (if any) at the office in Toronto, Ontario of the Trustee at which the Senior Pledged Bond, Series 2 is registrable. The Senior Pledged Bond, Series 2 shall bear interest as provided in Section 2.4 of this Third Supplemental Indenture and shall have the other terms and characteristics set forth or referred to in the Master Indenture and in Schedule "A" hereto.

2.2    Delivery

The Senior Pledged Bond, Series 2 shall be delivered by the issuer pursuant to the bond delivery agreement attached hereto as Schedule "B" (the "Bond Delivery Agreement") in connection with, and as fixed, general, and continuing security for the due payment and performance of all present and future indebtedness, liabilities and obligations of the Issuer under the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) (such indebtedness, liabilities and obligations, collectively, the "Obligations").

2.3    Payable on Demand

The Senior Pledged Bond, Series 2 shall be payable on demand therefor pursuant to and in accordance with the terms and conditions of the Master Indenture and the Bond Delivery Agreement.

2.4    Interest

The Senior Pledged Bond, Series 2, shall bear interest on the amount outstanding under the Credit Agreement from the date of issue at the applicable rate of interest per annum payable by the Issuer under the terms of the Credit Agreement, payable at the place and on the dates provided in the Credit Agreement, as well after as before demand, default and judgment with interest on overdue interest at the same rate and payable in like money at the same place and on the same dates.

2.5    Fully Registered Bond

The Senior Pledged Bond, Series 2 shall be issued as a fully registered Bond without coupons.

2.6    Certification

The Trustee's certificate of authentication shall be in the form annexed to the form of Bond attached hereto as Schedule "A".

2.7    Senior Bond and Pledged Bond; Loan Documents

The Senior Pledged Bond, Series 2 is a Senior Bond. The Senior Pledged Bond, Series 2 is a Pledged Bond securing all of the Obligations including, for greater certainty, all debts, liabilities and obligations of the Issuer under the Existing Credit Agreement are debts, liabilities and obligations of the Issuer under the Credit Agreement and constitute "Obligations" for the purposes of the Third Supplemental Indenture and the Senior Pledged Bond, Series 2. Each of this Third Supplemental Indenture, the Senior Pledged Bond, Series 2, and the Bond Delivery Agreement is a Loan Document (as defined in the Credit Agreement).

ARTICLE 3
ISSUANCE OF SENIOR PLEDGED BOND, SERIES 2

3.1    Issuance of Senior Pledged Bond, Series l

The Senior Pledged Bond, Series 2 in the principal amount of Three Hundred and Fifty Million Dollars ($350,000,000) in lawful money of Canada shall be executed by the Issuer and delivered to the Trustee. The Senior Pledged Bond, Series 2 shall thereupon be authenticated by the Trustee, registered in the name of the holder as may be specified in a Written Order of the Issuer and returned by the Trustee to the Issuer for delivery to the holder in accordance with the Bond Delivery Agreement without any further action and formality on the part of the Issuer but nevertheless only upon satisfaction of the conditions precedent set forth in Section 2.4 of the Master Indenture.

3.2    Cancellation of Senior Pledged Bond, Series 1

The parties hereto confirm that upon the issuance of the Senior Pledged Bond, Series 2, the Senior Pledged Bond, Series 1 shall be cancelled.

ARTICLE 4
CONFIRMATION OF MASTER INDENTURE

4.1    Confirmation of Master Indenture

The Master Indenture, as supplemented to the date hereof and as further supplemented by this Third Supplemental Indenture, shall be and continue in full force and effect and is hereby confirmed.

ARTICLE 5
FOR BENEFIT OF SENIOR PLEDGED BOND, SERIES 2

5.1    Benefit of Indenture

The Issuer and the Trustee confirm that all of the provisions of this Third Supplemental Indenture are for the benefit of the holder of this Senior Pledged Bond, Series 2 as long as such Senior Pledged Bond, Series 2 remains outstanding.

ARTICLE 6
ACCEPTANCE OF TRUST BY TRUSTEE; PAYING AGENT

6.1    Acceptance by Trustee

The Trustee hereby accepts the trusts in this Third Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions contained herein.

6.2    Paying Agent

Effective upon the occurrence of an Event of Default and during the continuance of such Event of Default, the Paying Agent for the Senior Pledged Bond, Series 2 shall be the Trustee at its principal office in Toronto, Ontario.

ARTICLE 7
EXECUTION

7.1    Counterparts

This Third Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

7.2    Formal Date

For purposes of convenience, this Third Supplemental Indenture may be referred to as bearing a formal date of December 15, 2010 irrespective of the actual date of the execution thereof.

7.3    Acknowledgement

The issuer is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner's pro rata share of any undistributed income.

7.4    Governing Law

This Third Supplement Indenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

[Signature page follows]

IN WITNESS WHEREOF the parties hereto have duly executed this Third Supplemental
Indenture under the hands of their proper officers in that behalf

ALTALINK INVESTMENT
MANAGEMENT LTD., as general partner
of ALTALINK INVESTMENTS, L.P.

By:	/s/ Michael Smerdon
	Name:	Michael Smerdon
	Title:	Director

By:	/s/ Nicolas Poplemon
	Name:	Nicolas Poplemon
	Title:	Director

ALTALINK INVESTMENT
MANAGEMENT LTD

By:	/s/ Michael Smerdon
	Name:	Michael Smerdon
	Title:	Director

By:	/s/ Nicolas Poplemon
	Name:	Nicolas Poplemon
	Title:	Director

BNY TRUST COMPANY OF CANADA

By:	/s/ Patricia Benjamin
	Name:	Patricia Benjamin
	Title:	Authorized Officer

By:
Name:
Title:

SCHEDULE "A"

FORM OF SENIOR PLEDGED BOND, SERIES 2

ALTALINK INVESTMENTS, L.P.
a limited partnership formed under
the laws of Alberta

Senior Pledged Bond, Series 2	Cdn. $350,000,000

ALTALINK INVESTMENTS, L.P. CAPITAL MARKETS PLATFORM BOND

ALTALINK INVESTMENTS, L.P. (herein called the "Issuer") for value received hereby acknowledges that it is indebted to and promises to pay to the registered holder hereof upon demand the sum of Three Hundred and Fifty Million Dollars ($350,000,000.00), in lawful money of Canada at the office of the BNY Trust Company of Canada (the "Trustee") in the City of Toronto, Ontario, Canada and to pay interest thereon in accordance with the Credit Agreement, such interest to accrue from the date hereof, or in the case of any amounts in default from the date of default, at the applicable rates of interest per annum as set out in Section 2.4 of the Third Supplemental Indenture (defined below), as well after as before demand, default and judgment with interest on any such interest overdue at the same rate in like money at the same place and on demand.

This Bond is one of a duly authorized series of Altalink Investments, L.P. Capital Markets Platform Bonds, issued and to be issued under a trust indenture (herein called the "Master Indenture") made as of November 21, 2005, among the Issuer, the General Partner and the Trustee, as supplemented by the Third Supplemental Indenture (the "Third Supplemental Indenture") dated as of December 15, 2010, between the same parties as each may be amended, supplemented or otherwise modified from time to time.

Terms used in this Bond which are defined in the Master Indenture or the Third Supplemental Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Master Indenture or the Third Supplemental Indenture, as applicable.

Reference is hereby made to the provisions of the Master Indenture (including, without limitation, section 2.8 thereof) and, where applicable, the Third Supplemental Indenture and the Bond Delivery Agreement, as to the rights of the holder of this Bond, the rights of the holders of the Altalink Investments, L.P. Capital Markets Platform Bonds issued and to be issued under the Master Indenture and of the Issuer and of the Trustee in respect thereof and the terms and conditions upon which this Bond and the Altalink Investments, ~.P. Capital Markets Platform Bonds are issued or may hereafter be issued, all to the same effect as if the provisions of the Master Indenture and, where applicable, the Third Supplemental Indenture and the Bond Delivery Agreement, were herein set forth, to all of which provisions, terms and conditions the holder of this Bond agrees by acceptance hereof.

The Bond shall be transferable only in accordance with the provisions, terms and conditions of the Master Indenture and the Third Supplemental Indenture. No transfer of this Bond shall be valid unless made on the register kept by and at the office of the Trustee in the City of Toronto, Ontario pursuant to the provisions of the Master Indenture.

This Bond shall not be entitled to any right or benefit under the Master Indenture or the Third Supplemental Indenture nor shall it be valid or obligatory for any purpose until a certificate of authentication in respect of this Bond is duly executed by the Trustee.

This Bond is an unsecured Pledged Bond and Senior Bond of the Issuer.

IN WITNESS WHEREOF the Issuer has duly executed this Senior Pledged Bond, Series 2 as of this 15th day of December, 2010.

THIS BOND IS SUBJECT TO THE TERMS AND CONDITIONS OF A BOND DELIVERY AGREEMENT DATED AS OF DECEMBER 15, 2010 BETWEEN ALTALINK INVESTMENT MANAGEMENT LTD., AS GENERAL PARTNER OF ALTALINK INVESTMENTS, L.P., ALTALINK INVESTMENT MANAGEMENT LTD. AND ROYAL BANK OF CANADA, AS AGENT, MADE IN ACCORDANCE WITH SECTION 2.8 OF THE MASTER INDENTURE.
ALTALINK INVESTMENT
MANAGEMENT LTD., as general partner
of ALTALINK INVESTMENTS, L.P.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE'S CERTIFICATE

This AltaLink Investments, L.P. Capital Markets Platform Bond is one of the Bonds referred to in the Master Indenture within mentioned and is the Senior Pledged Bond, Series 2 issued under the Third Supplemental Indenture within mentioned.

BNY TRUST COMPANY OF CANADA, as
Trustee

By:
Authorized Signing Officer

By:
Authorized Signing Officer

(Form of Registration Panel)
(No writing hereon except by the Trustee or other registrar)
DATE OF REGISTRATION	IN WHOSE NAME REGISTERED	TRUSTEE (OR REGISTRAR)
December 15, 2010	Royal Bank of Canada

SCHEDULE "B"

BOND DELIVERY AGREEMENT

THIS AGREEMENT made as of the 15th day of December, 2010.

BETWEEN:

ALTALINK INVESTMENT MANAGEMENT LTD., as general partner of
Altalink Investments, L.P.

(hereinafter called the "Issuer")

-and-

ALTALINK INVESTMENT MANAGEMENT LTD.

(hereinafter called the "General Partner")

-and-

ROYAL BANK OF CANADA, (hereinafter called the
"Agent') in its capacity as agent for itself, and all other lenders under the Credit
Agreement (as defined below)

WHEREAS by a trust indenture (the "Master Indenture") dated as November 21, 2005 among the Issuer, AltaLink Investment Management Ltd., as general partner, and the Trustee (as defined herein), provision was made for the creation and issue of Bonds of the Issuer,

AND WHEREAS the Issuer, the General Partner, the Agent and the lenders party thereto entered into an amended and restated credit agreement dated as of the date hereof (such agreement, as amended, amended and restated, supplemented or otherwise modified from time to time referred to herein as the "Credit Agreement');

AND WHEREAS pursuant to the Third Supplemental Indenture dated as of the date hereof among the Issuer, the General Partner and the Trustee (the ''Third Supplemental Indenture"), the Issuer created and issued the Senior Pledged Bond, Series 2 (as defined herein);

AND WHEREAS pursuant to the Master Indenture and the Third Supplemental Indenture, the Issuer executed and delivered the Senior Pledged Bond, Series 2 to and in favour of the Agent;

AND WHEREAS the parties hereto are entering into this Agreement for the purpose of delivering the Senior Pledged Bond, Series 2 to the Agent on the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises, the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE l
INTERPRETATION

1.1    Definitions

All capitalized terms used herein shall, unless otherwise indicated, have the respective meanings ascribed to them in the Master Indenture or the Third Supplemental Indenture. In this Agreement, the following terms shall have the respective meanings indicated below:

"Senior Pledged Bond, Series 2" means the Senior Pledged Bond, Series 2 Capital Markets Platform Bond in the principal amount of Three Hundred and Fifty Million Dollars ($350,000,000) issued by the Issuer pursuant to the Master Indenture and the Third Supplemental Indenture and duly authenticated by the Trustee as required by the Master Indenture.

1.2    Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof

1.3    References to Articles and Sections

Whenever in this Agreement a particular Article, Section or other portion thereof is referred to then, unless otherwise indicated, such reference pertains to the particular Article, Section or portion thereof contained herein.

ARTICLE 2
DEALINGS WITH SENIOR PLEDGED BOND, SERIES 2

2.1    Delivery of Senior Pledged Bond, Series 2

The Issuer hereby delivers the Senior Pledged Bond, Series 2 to the Agent to be held by the Agent as continuing collateral security for the Obligations of the Issuer (as defined in the Third Supplemental Indenture).

2.2    Realization

The Agent is hereby authorized, upon the occurrence of an Event of Default under the Credit Agreement and for so long as such Event of Default continues, to demand payment, in accordance with the Credit Agreement, of the Senior Pledged Bond, Series 2, without notice to, consent of or control by the Issuer. Notwithstanding that the Senior Pledged Bond, Series 2 is expressed to be payable on demand, the Agent shall have no right to and shall not demand payment unless or until an Event of Default under the Credit Agreement shall have occurred and be continuing. No payment of principal on account of any of the obligations of the Issuer under the Credit Agreement shall reduce the principal amount of the Senior Pledged Bond, Series 2. Notwithstanding the principal amount of the Senior Pledged Bond, Series 2, or the rate of interest expressed to be payable thereon, or that the Senior Pledged Bond, Series 2 is expressed to be payable on demand, the Senior Pledged Bond, Series 2 shall constitute a liability of the Issuer to the Agent only to the extent of the lesser of (i) the Obligations of the Issuer under the Credit Agreement outstanding at the time of calculation, and (ii) the principal amount of the Senior Pledged Bond, Series 2 and interest accrued thereon, and such liability shall be payable only in accordance with the payment provisions of the Credit Agreement.

2.3    Application of Proceeds

All proceeds of the Senior Pledged Bond, Series 2 including, without limitation, any distributions in respect thereof by the Agent, shall be applied on account of the obligations of the Issuer under, and in accordance with, the Credit Agreement without prejudice to any claim on the Issuer for any deficiency.

2.4    Cancellation

Upon full, final and irrevocable satisfaction of the obligations of the Issuer under the Credit Agreement, the Agent shall, at the request and expense of the Issuer, deliver the Senior Pledged Bond, Series 2 to the Trustee for cancellation.

2.5    Transfer

The Senior Pledged Bond, Series 2 shall not be transferable or negotiable except to a successor of the Agent pursuant to the Credit Agreement

ARTICLE 3
MISCELLANEOUS

3.1    Satisfaction of Obligations

The Senior Pledged Bond, Series 2 shall not be considered as satisfied, discharged or redeemed by any intermediate payment or satisfaction of the whole or any part of the Obligations or by reason of the account of the Issuer having ceased to be in debit.

3.2    Voting

Notwithstanding the principal amount of the Senior Pledged Bond, Series 2, the holder of the Senior Pledged Bond, Series 2 shall only be entitled to that number of votes at any meeting of Bondholders or in respect of any Special Bondholders' Resolution, Extraordinary Resolution or Majority Resolution to which would be entitled the holder of an Obligation Bond in a principal amount equal to the lesser of (i) the outstanding Obligations of the Issuer at the time of calculation, and (ii) the principal amount of the Senior Pledged Bond, Series 2 and interest accrued thereon. All of the rights of the holders of the Senior Pledged Bond, Series 2 may be divisible with respect to the entire Obligations of the Issuer, provided that such rights, other than voting rights, may only be exercised by the Agent or its agent and that voting rights relating to the Senior Pledged Bond, Series 2 may only be exercised by the Agent or any Person or Persons duly appointed as proxy for voting the Senior Pledged Bond, Series 2.

3.3    No Merger

The Senior Pledged Bond, Series 2 shall not operate to merge any of the obligations of the Issuer under the Credit Agreement and no judgment recovered by or on behalf of the Agent shall operate to merge or in any way affect the security constituted by the Senior Pledged Bond, Series 2, which is in addition to and not in substitution for any other security now or hereafter held by the Agent or the Trustee.

3.4    Amendments

The Issuer shall not amend, modify or supplement the provisions of the Senior Pledged Bond, Series 2 or any other delivery agreement relating to any other series of bond issued pursuant to the Master Indenture except as provided in the Master Indenture. No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. Nothing contained herein, in the Senior Pledged Bond, Series 2, in the Master Indenture or in the Third Supplemental Indenture shall amend, modify, vary or otherwise change the rights of the Agent under the Credit Agreement or the obligations of the Issuer thereunder or shall limit the rights of the Agent under or in respect of such obligations.

3.5    Legend

Upon the delivery of the Senior Pledged Bond, Series 2 pursuant to Section 2.1 hereof, the Senior Pledged Bond, Series 2 shall have the following legend conspicuously noted thereon:

"This AltaLink Senior Pledged Bond, Series 2 is subject to the terms and conditions of a bond delivery agreement dated as of December 15, 2010 among Altalink Investment Management Ltd. as general partner of AltaLink Investments, L.P., AltaLink Investment Management Ltd. and Royal Bank of Canada, as Agent."

Any Bond issued under the Master Indenture in substitution for or in replacement of the Senior Pledged Bond, Series 2 shall have conspicuously noted thereon the legend referred to in this Section 3.5.

3.6    Enurement

The provisions hereof shall be binding upon and shall enure to the benefit of the Issuer and the Agent under the Credit Agreement and their respective permitted successors and assigns.

3.7    Further Assurances

The Issuer shall forthwith and from time to time on demand, execute and do or cause to be executed or done· all assurances and things which 'in the opinion of the Agent may be necessary or of advantage to give the Agent so far as may be possible under any applicable law the benefit of the Senior Pledged Bond, Series 2, the Third Supplemental Indenture and the Master Indenture to secure the payment and performance of the obligations of the Issuer under the Credit Agreement.

3.8    Currency

Except where otherwise expressly provided in the Credit Agreement, all amounts In this Agreement are stated and shall be paid in Canadian currency.

3.9    Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

3.10    Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or. part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision thereof.

3.11    No Waiver

No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement or constitute a continuing waiver unless otherwise expressly provided.

3.12    Governing Law, Attornment

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and the Issuer hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta.

3.13    Acknowledgment

The Issuer is a limited partnership formed under the Partnership Act (Alberta), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that such limited partner has contributed or agreed to contribute to its capital and such limited partner's pro rata share of any undistributed income.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date above written.

ALTALINK INVESTMENT
MANAGEMENT LTD., as general partner
of ALTALINK INVESTMENTS, L.P.

By:
Name:
Title:

By:
Name:
Title:

ALTALINK INVESTMENT
MANAGEMENT LTD.

By:
Name:
Title:

By:
Name:
Title:

ROYAL BANK OF CANADA, as Agent

By:
Name:
Title:

By:
Name:
Title: